UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 10, 2024

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

205 SE Davis Avenue, Bend Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2024, BranchOut Food Inc. (the “Company”) completed the sale of $400,000 of Senior Secured Promissory Notes (“Notes”) and Warrants (“Warrants”) to purchase an aggregate of 100,000 shares of the Company’s common stock, to a group of six investors (the “Investors”) led by Eagle Vision Fund LP (“Eagle Vision”), an affiliate of John Dalfonsi, director of the Company, pursuant to a Subscription Agreement between the Company and the Investors (the “Subscription Agreement”). The transaction was effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder.

Pursuant to the Subscription Agreement, Eagle Vision was paid a cash fee in the amount of $40,000 upon the closing of the transaction for due diligence fees.

The Notes mature on the earlier of December 31, 2024, or the occurrence of a Qualified Subsequent Financing or Change of Control (as such terms are defined in the Subscription Agreement) and bear interest at a rate of 15% per annum. In addition, the Notes are subject to covenants, events of defaults and other terms and conditions set forth in the Subscription Agreement. The Company’s obligations under the Notes are secured by liens on substantially all of the Company’s assets pursuant to the terms of a Security Agreement between the Company and the Investors (the “Security Agreement”).

Each Warrant is exercisable for a ten-year period at an exercise price of $2.00 per share.

Pursuant to the Subscription Agreement, the proceeds received by the Company from the sale of the Notes and Warrants were used to repay outstanding indebtedness owed by the Company to John Hinman in the principal amount of $200,000, with the balance to be used for working capital purposes.

The information set forth above is qualified in its entirety by reference to the actual terms of the Subscription Agreement, the Notes, the Security Agreement and the Warrants, which are filed as Exhibits 10.1, 10.2, 10.3, and 4.1 hereto, respectively, and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chris Coulter

On January 10, 2024, Chris Coulter resigned as the Company’s Chief Financial Officer.

Appointment of John Dalfonsi

On January 10, 2024, John Dalfonsi resigned as a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, and was appointed to serve as the Company’s Chief Financial Officer.

2

Mr. Dalfonsi, 58, has closed public and private equity and debt financings, merger and acquisitions, advisory and fairness opinion transactions and Nasdaq and NYSE/AMEX IPOs. He has worked with companies in the healthcare, industrial, consumer, technology, cleantech and resource sectors, bringing a wealth of experience to the Company. Mr. Dalfonsi has been the Managing Member at Eagle Vision since April 2022, was previously a Senior Managing Director at Paulson Investment Company, LLC from January 2021 through April 2022, and was a Managing Director at Roth Capital Partners from February 2002 to December 2020. Mr. Dalfonsi earned his Bachelor of Science degree in Industrial Engineering from Northwestern University and his Master of Business Administration from the University of Chicago Booth School of Business.

On April 12, 2022, Eagle Vision and the Company entered into a consulting agreement engagement letter pursuant to which Eagle Vision provided capital formation and initial public offering consulting services to the Company, pursuant to which the Company paid Eagle Vision $6,000 per month through June 2023, the month in which the Company completed its initial public offering.

There are currently no agreements between the Company and John Dalfonsi relating to his appointment as the Company’s Chief Financial Officer.

Appointment of Byron Riché Jones

On January 10, 2024, Byron Riché Jones was appointed to serve as a director of the Company and the Chairman of the Company’s Audit Committee.

Mr. Jones, 40, is a private investor through his firm ELEVEN03 Hospitality, LLC. There are currently no agreements between the Company and Mr. Jones relating to his appointment as a director of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Form of Warrant issued under Subscription Agreement dated as of January 10, 2024 between BranchOut Food Inc. and the investors named therein

Exhibit 10.1	Subscription Agreement dated as of January 10, 2024 , between BranchOut Food Inc. and the investors named therein

Exhibit 10.2	Form of Senior Secured Note issued under Subscription Agreement dated as of January 10, 2024 between BranchOut Food Inc. and the investors named therein

Exhibit 10.3	Security Agreement dated as of January 10, 2024 , between BranchOut Food Inc. and the investors named therein

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BranchOut Food Inc.

Date: January 16, 2024	By:	/s/ Eric Healy
Eric Healy, Chief Executive Officer

4